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                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-88110) pertaining to the UWSI/BCBSUW 401(k) Plan Employees' Retirement Plan (the Plan) of our report dated June 22, 1998, with respect to the financial statements and schedules of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


                                   ERNST & YOUNG LLP

Milwaukee, Wisconsin
June 29, 1998